FLIR Systems Announces First Quarter 2015 Financial Results

EPS Increases 62%

WILSONVILLE, OR -- (Marketwired - April 24, 2015) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the first quarter ended March 31, 2015. Revenue was $344.5 million, down 2% compared to first quarter 2014 revenue of $351.5 million. Foreign currency exchange fluctuations negatively impacted revenue growth by approximately 5 percentage points year over year. Operating income in the first quarter was $65.8 million, compared to $42.5 million in the first quarter of 2014. Operating income was impacted by pretax charges related to previously-announced restructuring initiatives of $0.3 million in the first quarter of 2015 and $8.4 million in the first quarter of 2014. First quarter 2015 net income was $47.9 million, or $0.34 per diluted share, compared with net income of $29.9 million, or $0.21 per diluted share in the first quarter a year ago. Net income was impacted by after-tax restructuring charges of $0.2 million in the first quarter of 2015 and $6.4 million, or $0.04 per diluted share, in the first quarter of 2014. Cash provided by operations in the first quarter of 2015 was $74.9 million.

The Surveillance segment contributed $112.9 million of revenue during the first quarter, down 8% from the prior year. The Instruments segment had $83.8 million of revenue, in-line with the prior year. FLIR's OEM & Emerging Markets segment recorded revenue of $39.8 million in the first quarter, down 17% from the prior year. Revenue from the Maritime segment was $51 million, down 3% from the first quarter of 2014. Security segment revenue was $38.8 million, an increase of 32% over the first quarter results last year. The Detection segment contributed $18.2 million of revenue, an increase of 25% from the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $557 million as of March 31, 2015, an increase of $10 million, or 2%, during the quarter and an increase of $43 million, or 8%, over the prior year.

"The results for the first quarter of 2015 were in line with our expectations. Despite strong movement in the U.S. dollar that created a headwind for our top line, we improved our margins and earnings per share significantly," said Andy Teich, President and CEO of FLIR. "Since the end of 2014, we have introduced several new products that address the needs of customers in many existing and new markets, from the highest-end surveillance and R&D products to consumer-level home monitoring systems. Our cost curve continues to scale down and is creating opportunity for us to expand the markets for advanced imaging and sensing technology."

Revenue and Earnings Outlook for 2015

Based on financial results for the first three months of 2015 and the outlook for the remainder of the year, FLIR continues to expect revenue for the full year 2015 to be in the range of $1.55 billion to $1.6 billion and net earnings, excluding restructuring charges, to be in the range of $1.60 to $1.70 per diluted share.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.11 per share on FLIR common stock, payable June 5, 2015, to shareholders of record as of close of business on May 22, 2015.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same internet address. Summary first quarter and historical financial data may be accessed online from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2015" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                             ------------------------------
                                                  2015            2014
                                             --------------  --------------

Revenue                                      $      344,517  $      351,542
Cost of goods sold                                  168,620         183,010
                                             --------------  --------------
    Gross profit                                    175,897         168,532

Operating expenses:
  Research and development                           34,694          36,326
  Selling, general and administrative                75,135          81,942
  Restructuring expenses                                314           7,813
                                             --------------  --------------
    Total operating expenses                        110,143         126,081

    Earnings from operations                         65,754          42,451

Interest expense                                      3,661           3,708
Interest income                                        (247)           (264)
Other income, net                                      (700)           (198)
                                             --------------  --------------

    Earnings before income taxes                     63,040          39,205

Income tax provision                                 15,130           9,311
                                             --------------  --------------

    Net earnings                             $       47,910  $       29,894
                                             ==============  ==============

Earnings per share:
  Basic                                      $         0.34  $         0.21
                                             ==============  ==============
  Diluted                                    $         0.34  $         0.21
                                             ==============  ==============

Weighted average shares outstanding:
  Basic                                             139,768         140,932
                                             ==============  ==============
  Diluted                                           141,472         143,828
                                             ==============  ==============

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                  March 31,    December 31,
                                                    2015           2014
                                               -------------- --------------
                    ASSETS

Current assets:
  Cash and cash equivalents                    $      547,780 $      531,374
  Accounts receivable, net                            311,787        354,658
  Inventories                                         340,300        320,605
  Prepaid expenses and other current assets            83,165         93,691
  Deferred income taxes, net                           38,394         38,873
                                               -------------- --------------
    Total current assets                            1,321,426      1,339,201

Property and equipment, net                           249,002        247,094
Deferred income taxes, net                             20,278         19,941
Goodwill                                              536,780        553,335
Intangible assets, net                                125,818        133,212
Other assets                                           59,054         61,240
                                               -------------- --------------
                                               $    2,312,358 $    2,354,023
                                               ============== ==============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $      106,120 $       98,173
  Deferred revenue                                     27,439         27,878
  Accrued payroll and related liabilities              48,478         62,065
  Accrued expenses                                     48,050         51,810
  Accrued income taxes                                  2,298          4,586
  Other current liabilities                            47,157         50,045
  Current portion long-term debt                       15,000         15,000
                                               -------------- --------------
    Total current liabilities                         294,542        309,557

Long-term debt                                        354,351        357,986
Deferred income taxes                                  13,486         13,905
Accrued income taxes                                   11,242         11,096
Other long-term liabilities                            52,919         51,706

Commitments and contingencies

Shareholders' equity                                1,585,818      1,609,773
                                               -------------- --------------
                                               $    2,312,358 $    2,354,023
                                               ============== ==============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                             ------------------------------
                                                  2015            2014
                                             --------------  --------------

Cash flows from operating activities:
  Net earnings                               $       47,910  $       29,894
  Income items not affecting cash:
    Depreciation and amortization                    12,489          16,470
    Deferred income taxes                                96           1,507
    Stock-based compensation arrangements             4,757           8,756
  Other non-cash items                               (3,303)         (1,490)
  Changes in operating assets and
   liabilities                                       12,978           4,688
                                             --------------  --------------
Cash provided by operating activities                74,927          59,825
                                             --------------  --------------

Cash flows from investing activities:
  Additions to property and equipment, net          (13,139)         (9,590)
                                             --------------  --------------
Cash used by investing activities                   (13,139)         (9,590)
                                             --------------  --------------

Cash flows from financing activities:
  Repayments of long term debt                       (3,750)         (3,750)
  Repurchase of common stock                              -          (1,766)
  Dividends paid                                    (15,377)        (14,085)
  Proceeds from shares issued pursuant to
   stock-based compensation plans                     4,414           8,876
  Excess tax benefit of stock options
   exercised                                            779           2,698
  Other financing activities                             (7)            252
                                             --------------  --------------
Cash used by financing activities                   (13,941)         (7,775)
                                             --------------  --------------

  Effect of exchange rate changes on cash           (31,441)           (841)
                                             --------------  --------------

  Net increase in cash and cash equivalents          16,406          41,619
Cash and cash equivalents:
  Beginning of period                               531,374         542,476
                                             --------------  --------------
  End of period                              $      547,780  $      584,095
                                             ==============  ==============

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                             ------------------------------
                                                  2015            2014
                                             --------------  --------------
REVENUE
  Surveillance                               $      112,901  $      123,087
  Instruments                                        83,821          84,056
  OEM and Emerging Markets                           39,834          47,915
  Maritime                                           50,972          52,575
  Security                                           38,806          29,309
  Detection                                          18,183          14,600
                                             --------------  --------------
                                             $      344,517  $      351,542
                                             ==============  ==============

EARNINGS (LOSS) FROM OPERATIONS
  Surveillance                               $       30,167  $       23,266
  Instruments                                        28,063          20,450
  OEM and Emerging Markets                            8,779           8,806
  Maritime                                            4,789           8,830
  Security                                            3,816           1,686
  Detection                                           2,680          (1,800)
  Other                                             (12,540)        (18,787)
                                             --------------  --------------
                                             $       65,754  $       42,451
                                             ==============  ==============

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com